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                                                     Filed under Rule 424(b)(3)
                                                             File No. 333-31502

SUPPLEMENT NO. 2 TO PROSPECTUS DATED MARCH 22, 2000
(AS SUPPLEMENTED MARCH 22, 2000)

                             PACCAR FINANCIAL CORP.

                           MEDIUM-TERM NOTES, SERIES J

PRINCIPAL AMOUNT:                        $175,000,000.00
ORIGINAL ISSUE DATE:                     6/2/2000
MATURITY DATE:                           6/3/2002
INITIAL INTEREST RATE:                   To be Determined
INTEREST RATE INDEX:                     3-Month LIBOR
SPREAD:                                  Plus 6.4 Basis Points
INDEX SOURCE:                            Telerate page 3750
INDEX RESET FREQUENCY:                   Quarterly on the 3rd
INTEREST PAYMENT PERIOD:                 Quarterly
INTEREST PAYMENT DATES:                  Quarterly on the 3rd of March, June,
                                         September and December. Subject to
                                         Modified  Business Day Convention as
                                         Defined by ISDA
ISSUE PRICE:                             99.80%
PROCEEDS TO COMPANY:                     $174,650,000.00
COMMISSION/DISCOUNT:                     0.20%
DAY COUNT CONVENTION:                    Actual/360

FORM OF NOTE (CHECK ONE):                Book-Entry                      [ X  ]

                                         Certificate                     [    ]

AGENT/UNDERWRITER:                      [X]  Morgan Stanley Dean Witter

DATED: MAY 30, 2000

The Agents/Underwriters have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents/Underwriters at the time of resale.